EXHIBIT 11A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A of our report dated December 13, 2022, relating to the financial statements of Red Oak Capital Fund VI, LLC as of September 30, 2022, and for the period from June 10, 2021 (date of formation) to September 30, 2022. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP

Farmington Hills, Michigan

January 13, 2023